                                  EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of Trans-Resources, Inc.
New York, New York

We have audited the accompanying balance sheets of Eddy Potash, Inc. (a wholly owned subsidiary of Trans-Resources, Inc.) (the "Company") as of December 31, 1995 and 1994, and the related statements of operations and retained earnings and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Eddy Potash, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

March 15, 1996

EDDY POTASH, INC.
(A WHOLLY OWNED SUBSIDIARY OF TRANS-RESOURCES, INC.)

BALANCE SHEETS
DECEMBER 31, 1995 AND 1994 (IN THOUSANDS)
- --------------------------------------------------------------------------------

ASSETS                                                                1995      1994

CURRENT ASSETS:
    Cash and cash equivalents                                                $    51
    Accounts receivable, less allowance for doubtful
     accounts of $171 in both 1995 and 1994                        $ 2,261     1,861
    Inventories - finished goods                                     3,636     5,064
    Prepaid expenses                                                 1,682     1,966
                                                                   -------   -------

         Total current assets                                        7,579     8,942

PROPERTY, PLANT AND EQUIPMENT - Net of accumulated
 depreciation and depletion of $22,018 and $21,344
 in 1995 and 1994, respectively                                      4,342     3,859

DEFERRED TAXES                                                       2,682     2,682

OTHER ASSETS                                                         1,299     1,240
                                                                   -------   -------

TOTAL                                                              $15,902   $16,723
                                                                   =======   =======

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Accounts payable                                               $ 1,450   $ 1,201
    Accrued expenses and other current liabilities                   2,646     2,765
    Intercompany debt - net                                            173       892
                                                                   -------   -------

         Total current liabilities                                   4,269     4,858

LONG-TERM DEBT                                                       1,257

STOCKHOLDER'S EQUITY:
    Additional paid-in capital                                       6,000     6,000
    Retained earnings                                                4,376     5,865
                                                                   -------   -------

         Total stockholder's equity                                 10,376    11,865
                                                                   -------   -------
TOTAL                                                              $15,902   $16,723
                                                                   =======   =======

See notes to financial statements.

EDDY POTASH, INC.
(A WHOLLY OWNED SUBSIDIARY OF TRANS-RESOURCES, INC.)

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
YEARS ENDED DECEMBER 31, 1995 AND 1994 (IN THOUSANDS)
- --------------------------------------------------------------------------------

                                              1995        1994
NET SALES                                 $ 24,509    $ 31,324

OPERATING COSTS AND EXPENSES:
    Cost of products sold                   23,666      32,565
    Selling, general and administrative      1,445       1,923
                                          --------    --------

    Total operating costs and expenses      25,111      34,488
                                          --------    --------

OPERATING LOSS                                (602)     (3,164)

INTEREST EXPENSE                               (30)        (43)

INTEREST INCOME                                143          57
                                          --------    --------

NET LOSS                                      (489)     (3,150)

DIVIDENDS PAID TO PARENT                    (1,000)

RETAINED EARNINGS AT JANUARY 1               5,865       9,015
                                          --------    --------

RETAINED EARNINGS AT DECEMBER 31          $  4,376    $  5,865
                                          ========    ========

See notes to financial statements.

EDDY POTASH, INC.
(A WHOLLY OWNED SUBSIDIARY OF TRANS-RESOURCES, INC.)

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1994 (IN THOUSANDS)
- --------------------------------------------------------------------------------

                                                                        1995       1994
OPERATING ACTIVITIES:
    Net loss                                                         $  (489)   $(3,150)
    Adjustments to reconcile net loss to net cash provided by
    operating activities:
         Depreciation and depletion                                      674      3,397
         (Increase) decrease in accounts receivable                     (400)     1,400
         Decrease in inventories                                       1,428      3,460
         Decrease in prepaid expenses                                    284         53
         (Increase) in other assets                                      (59)      (443)
         Increase (decrease) in accounts payable                         249       (152)
         (Decrease) increase in accrued expenses and other current
         liabilities                                                    (119)        73
                                                                     -------    -------

             Net cash provided by operating activities                 1,568      4,638

INVESTING ACTIVITIES - Additions to property, plant
and equipment                                                         (1,157)      (476)

FINANCING ACTIVITIES:
    Proceeds from long-term debt                                       1,257
    Decrease in intercompany debt                                       (719)    (4,304)
    Dividends paid to parent                                          (1,000)
                                                                     -------    -------

         Net cash used in financing activities                          (462)    (4,304)
                                                                     -------    -------

NET DECREASE IN CASH AND CASH                                            (51)      (142)
EQUIVALENTS

CASH AND CASH EQUIVALENTS AT JANUARY 1                                    51        193
                                                                     -------    -------

CASH AND CASH EQUIVALENTS AT
DECEMBER 31                                                             $NIL    $    51
                                                                     -------    -------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION -
Cash paid during the year for interest                               $    30    $    43

See notes to financial statements.

EDDY POTASH, INC.
(A WHOLLY OWNED SUBSIDIARY OF TRANS-RESOURCES, INC.)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
- --------------------------------------------------------------------------------

1.  DESCRIPTION OF THE COMPANY

    Eddy Potash, Inc. (the "Company") is a wholly owned subsidiary of Trans-Resources, Inc. ("TRI") and was organized on March 17, 1988 under the laws of the State of Delaware for the mining, refining and marketing of potash and its related products.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION - Revenue is recognized upon shipment of the Company's finished product.

    CASH AND CASH EQUIVALENTS - For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    INVENTORIES - Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

    PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment is stated at cost. Depreciation is determined principally using the straight-line method over the estimated useful lives of the respective assets. Effective January 1, 1995, in order to give effect to the Company's estimate of the life of the mine and to more closely approximate the economic lives of such assets, the Company adjusted the remaining depreciable lives of all fixed assets from three years to ten years. The effect of this change in estimate was to decrease depreciation expense in 1995 by $2,834,000.

    Depletion of mineral reserves is determined using the unit-of-production method based on estimated proved developed mineral reserves.

    Maintenance, repairs and minor renewals are charged to operations as incurred. Major renewals and betterments are capitalized.

    INCOME TAXES - The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109. Under SFAS No. 109, the amounts provided for income taxes are based on the amounts of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events recognized in the financial statements as measured by the provisions of enacted tax laws. Deferred tax charges on the balance sheets primarily result from excess cumulative book depreciation over tax depreciation and accrued expenses not deductible for tax purposes.

    RECLASSIFICATIONS - Certain prior year amounts have been reclassified to conform to the manner of presentation in the current year.

3.  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consists of the following:

                                                 1995      1994
                                                 (IN THOUSANDS)

Land                                          $    46   $    46
Building and improvements                       5,750     5,537
Machinery and equipment                        18,335    17,401
Furniture and fixtures                            299       289
Mineral reserves                                1,778     1,778
Water rights                                      152       152
                                              -------   -------
    Total                                      26,360    25,203
Less accumulated depreciation and depletion    22,018    21,344
                                              -------   -------

    Property, plant and equipment - net       $ 4,342   $ 3,859
                                              =======   =======

    The Company leases mineral rights from the Federal government, the State of New Mexico and various private enterprises for a nominal fixed amount plus contingent rentals based upon potash sales from the various leases. The Company expensed approximately $181,000 and $860,000 related to these mineral leases during the years ended December 31, 1995 and 1994, respectively. As of December 31, 1995 based on current rates of production and depending on future market conditions and production costs, the Company's ore reserves are estimated to be sufficient to support mining operations for at least 14 years.

4.  INTERCOMPANY DEBT

    Intercompany debt consists of the following:

                                             1995     1994
                                            (IN THOUSANDS)
Federal income taxes payable to TRI         $ 878    $ 878
Advances due to TRI                                     14
Accounts payable - Cedar Chemical
    Corporation ("Cedar"), a wholly-owned
    subsidiary of TRI                           7
Accounts payable - New Mexico Potash
    Corporation, a wholly-owned
    subsidiary of Cedar                        15
Accounts receivable - Vicksburg Chemical
    ("Vicksburg"), a subsidiary of Cedar     (727)
                                            -----    -----

Total                                       $ 173    $ 892
                                            =====    =====


    The Company pays Cedar a management fee to reimburse Cedar for costs incurred by Cedar on behalf of the Company related to marketing and financial services. The Company has recorded a management fee of approximately $687,000 and $1,175,000 for the years ended December 31, 1995 and 1994, respectively. The Company had sales to Vicksburg of $1,214,000 in 1995.

5.  LONG-TERM DEBT

    The Company entered into a long-term credit agreement on October 13, 1995, as amended, which provides a revolving credit loan up to $3,000,000, including a $1,500,000 letter of credit facility, through October 13, 1998. The annual interest rate on all borrowings is equal to the published 30 day dealer placed commercial paper rate plus 3% per annum, which was 8.8% at December 31, 1995. Borrowings against the revolving credit loan totaled $1,257,000 at December 31, 1995, and were collateralized by substantially all assets of the Company. The credit agreement requires certain financial covenants relating to minimum earnings, tangible net worth, fixed charge coverage ratios and maximum capital expenditure amounts.

6.  EMPLOYEE AND RETIREE BENEFITS

    The Company sponsors an employee 401(k) plan covering substantially all of its employees. The Company makes contributions equal to 25% of the contributions made by the employees, not to exceed 2% of applicable employees' earnings in any year. An additional contribution of 1% of applicable employees' earnings is also required. The

    Company has recorded approximately $184,000 and $199,000 of expenses for employer contributions for the years ended December 31, 1995 and 1994, respectively.

    A severance pay plan was established effective July 1, 1991 to provide for severance pay to all employees who are still working for the Company when it ceases operations. The Company recorded an expense of $308,000 in 1994 and none in 1995 for this plan. The Company has transferred all funds related to the severance pay plan into a trust fund held by a bank. The fair market value of the assets in this trust fund is $1,009,000 and $944,000 at December 31, 1995 and 1994, respectively.

7.  MAJOR CUSTOMERS

    During the years ended December 31, 1995 and 1994, one major customer accounted for 21% and 19%, respectively, of the Company's total revenues. Another customer during 1995 and 1994 accounted for 10% and 14%, respectively, of total revenues. No other customer contributed more than 10% of the Company's total revenues in 1995 or 1994.

8.  INCOME TAXES

    The provision for income taxes in 1995 and 1994 represent effective tax rates of 0.0% for both years. These amounts differ from the amounts of $(171,000) and $(1,102,000), respectively, computed by applying the statutory Federal income tax rates to loss before income taxes. The reasons for such variances were as follows:

                                            1995               1994
                                    ------------------- -------------------
                                     AMOUNT    PERCENT   AMOUNT    PERCENT
                                       (IN THOUSANDS)     (IN THOUSANDS)
Statutory Federal rate              $  (171)    (35.0)% $(1,102)    (35.0)%
Increase (decrease) in income tax
    rate resulting from:
    Increase (decrease) in
    valuation allowance                (192)    (39.3)%     720      22.9%
    State income taxes - net                                (63)     (2.1)%
    Unrecognized tax loss
    carryforwards                       363      74.3%      445      14.2%
                                    -------    ------   -------    ------

Total                               $     0       0.0%  $     0       0.0%
                                    =======    ======   =======    ======

    The tax effects of significant items comprising the Company's deferred tax asset as of December 31, 1995 and 1994 are as follows:

                                                        1995       1994
                                                        (IN THOUSANDS)
Cumulative book depreciation over tax depreciation   $ 3,103    $ 3,524
Non-deductible accruals                                  785        669
Other temporary differences                              133         15
Unrecognized tax loss carryforwards                      786        433
Valuation allowance                                   (2,125)    (1,959)
                                                     -------    -------

    Net deferred tax asset                           $ 2,682    $ 2,682
                                                     =======    =======

    The Company is included in the consolidated Federal income tax return of TRI and TRI's parent company and, accordingly, pays its applicable Federal income taxes to TRI and computes its Federal income tax as if it were filing on a separate company basis. No federal income taxes were paid to TRI during 1995 or 1994. The Company paid no state income taxes in 1995 or 1994.

9.  CONTINGENCIES

    In April 1993 and subsequent thereto, several lawsuits were filed against the Company and other potash producers alleging that the defendants conspired to fix, raise, maintain and stabilize the prices of potash in the United States purchased by the plaintiffs in violation of United States antitrust laws.

    The Company has no knowledge of any conspiracy of the type alleged in the complaints. The lawsuit is in an early stage and the Company intends to vigorously defend itself against these allegations.

    The United States Department of Justice Antitrust Division ("DOJ") is conducting a separate investigation concerning possible violations of the antitrust laws in connection with the production, sale and marketing of potash. In connection therewith, the Company and other potash producers have been served with subpoenas to produce documents for a grand jury authorized by the DOJ. The Company is cooperating with the DOJ in connection with providing documents sought by the subpoena.

    In the opinion of management, the ultimate outcome of these lawsuits and investigation will not have a material adverse effect on the financial position of the Company.

    The Company's last major labor dispute took place in July 1995. As a result of this dispute, union employees of the Company had a work stoppage for approximately three weeks.

10. LEASE COMMITMENTS

    The Company leases railcars under various operating lease agreements. Rent expenses under these leases totaled $64,000 and $168,000 in 1995 and 1994, respectively. Remaining commitments under these leases for fiscal years subsequent to December 31, 1995 are as follows: 1996 - $37,000 and 1997 - $28,000.

                                 * * * * * * *

                               EDDY POTASH, INC.
                            UNAUDITED BALANCE SHEET
                                 JUNE 30, 1996
                                 (IN THOUSANDS)


ASSETS
- ------
CURRENT ASSETS:
    Accounts receivable, net                                    $ 3,096
    Inventories -- Finished goods                                 3,909
    Prepaid expenses                                              1,423
                                                                -------
         Total current assets                                     8,428

    PROPERTY, PLANT AND EQUIPMENT, Net
         of accumulated depreciation and depletion of $22,418     4,453
    OTHER ASSETS                                                  4,047
                                                                -------
                                                                $16,928
                                                                =======

LIABILITIES AND STOCKHOLDER'S EQUITY
- ------------------------------------
CURRENT LIABILITIES:
    Accounts payable                                            $ 2,939
    Accrued expense and other current liabilities                 3,540
                                                                -------
           Total current liabilities                              6,479
LONG-TERM DEBT                                                    1,058

OTHER LIABILITIES                                                    64

STOCKHOLDER'S EQUITY:
    Additional paid-in capital                                    6,000
    Retained earnings                                             3,327
                                                                -------
           Total stockholders' equity                             9,327
                                                                -------
                                                                $16,928
                                                                =======

                               EDDY POTASH, INC.
                         UNAUDITED STATEMENTS OF INCOME
                            SIX MONTHS ENDED JUNE 30
                                 (IN THOUSANDS)


                                                1996         1995
                                              --------    --------
NET SALES                                     $ 11,420    $ 14,439

OPERATING COSTS AND EXPENSES:
    Cost of products sold                       11,739      13,411
    Selling, general and administrative            716         678
                                              --------    --------

         Total operating costs and expenses     12,455      14,089
                                              --------    --------

OPERATING (LOSS) INCOME                         (1,035)        350

INTEREST EXPENSE                                   (93)          0

INTEREST INCOME                                     79          76
                                              --------    --------

NET (LOSS) INCOME                             $ (1,049)   $    426
                                              ========    ========


                               EDDY POTASH, INC.
                       UNAUDITED STATEMENTS OF CASH FLOWS
                        FOR THE SIX MONTHS ENDED JUNE 30
                                 (IN THOUSANDS)


                                                                  1996        1995
                                                                  ----        ----
OPERATING ACTIVITIES:
  Net (loss) income                                              $(1,049)   $   426
  Adjustments to reconcile net (loss) income
  to net cash provided by operating activities:
    Depreciation and amortization                                    400        360
    Increase in Accounts receivable                                 (804)    (1,434)
    (Increase) decrease in Inventories                              (273)     2,295
    Decrease in Prepaid expenses                                     282        168
    Increase in Accounts payable                                   1,489          3
    Increase in Accrued expenses and other current liabilities       731         40
                                                                 -------    -------

    Net cash provided by operating activities                        776      1,858
                                                                 -------    -------

INVESTING ACTIVITIES:
  Additions to property, plant and equipment                        (511)      (463)
  Other increase in investments in other assets                      (65)       (21)
                                                                 -------    -------

    Net Cash used by investment activities                          (576)      (484)
                                                                 -------    -------

FINANCING ACTIVITIES:
  Dividends to stockholders                                            0     (1,000)
  Payments and current maturities of long-term debt                 (200)         0
                                                                 -------    -------

    Net Cash used by financing activities                           (200)    (1,000)
                                                                 -------    -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                              0        374

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                        0         51
                                                                 -------    -------

CASH AND CASH EQUIVALENTS - END OF PERIOD                        $     0    $   425
                                                                 =======    =======